VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
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SMITH BARNEY MUNI FUNDS - FLORIDA PORTFOLIO*
PROXY SOLICITED BY THE BOARD OF TRUSTEES

The undersigned holder of shares of beneficial interest of Smith Barney Muni Funds - Florida Portfolio (the "Florida Portfolio")
, hereby appoints Heath B. McLendon, Lewis E. Daidone and
Christina T. Sydor, attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Florida Portfolio that the undersigned is entitled to vote at the Meeting of Shareholders of the Florida Portfolio to be held at the offices of the Florida Portfolio, 388 Greenwich Street,
New York, New York on November 22, 1995 at 2:00 pm and
any adjournment or adjournments thereof.  The undersigned
hereby acknowledges receipt of the Notice of Meeting and Proxy
Statement dated [     ], 1995 and hereby instructs said attorneys
and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                          PLEASE SIGN, DATE AND RETURN
                        PROMPTLY IN THE ENCLOSED ENVELOPE

                    Note: Please sign exactly as
                    your name appears on this
                    Proxy.  If joint owners,
                    EITHER may sign this Proxy.
                    When signing as attorney,
                    executor, administrator, trustee,
                    guardian or corporate officer,
                    please give your full title.

                    Date:




Signature(s)                  (Title(s), if applicable)



__________________________
  *Or the Limited Term Portfolio or the New York Portfolio, as the case may be.
VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
 ..............................................................................
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Please indicate your vote by an "X" in the appropriate box
below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR THE PROPOSAL.

1.        To approve or disapprove a new management agreement
              FOR    AGAINST    ABSTAIN
          between Smith Barney Muni Funds (on behalf of the Florida Portfolio) and Smith Barney Mutual Funds Management Inc. (the Portfolio's current investment manager.